UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	December 29, 2009

Palm Harbor Homes, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

0-24268	59-1036634
(Commission File Number)	(IRS Employer Identification No.)

15303 Dallas Parkway, Suite 800, Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

(972) 991-2422

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 29, 2009, Palm Harbor Homes, Inc., a Florida corporation (the “Company”), and its wholly-owned subsidiaries Palm Harbor Manufacturing, L.P., a Texas limited partnership (collectively, the “Borrowers”) and for purposes of Section 11 thereof, CountryPlace Acceptance Corporation, a Nevada corporation, entered into the Seventh Amendment (the “Seventh Amendment”) to Amended and Restated Agreement for Wholesale Financing (Finished Goods – Shared Credit Facility) (the “Credit Agreement”) with Textron Financial Corporation, as lender and administrative agent and arranger (“Textron”).  Under the Seventh Amendment, Textron has agreed to waive certain specified events of default and Borrowers covenant that they will maintain, as of December 31, 2009, finished goods inventory of not less than $68,000,000.  Additionally, pursuant to the Seventh Amendment, the Credit Agreement was amended to, among other things, increase the total credit to $45,000,000 through January 31, 2010 and $40,000,000 thereafter.  In connection with the Seventh Amendment, the Company entered into a Pledge Agreement (the “Pledge Agreement”) with Textron, dated as of December 29, 2009, under which Textron perfected a security interest in the outstanding stock of Standard Casualty Company.

The foregoing summary set forth in response to this Item 1.01 is qualified by reference to the full text of the Seventh Amendment attached as Exhibit 99.1 and the Pledge Agreement attached as Exhibit 99.2.

Item 9.01   Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
99.1
Seventh Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods – Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc. and Palm Harbor Manufacturing, L.P., as Borrowers, and for purposes of Section 11 CountryPlace Acceptance Corporation, dated December 29, 2009.

99.2	Pledge Agreement, between Palm Harbor Homes, Inc. and Textron Financial Corporation, dated as of December 29, 2009.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 4, 2010

PALM HARBOR HOMES, INC.

By:	/s/ Kelly Tacke
Kelly Tacke
Chief Financial and Accounting Officer

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